Exhibit 99.1

News Release

For information contact:

Colleen Johnson

Vice President Communications

CNL Financial Group

407-650-1223

CNL HEALTHCARE PROPERTIES II SIGNS AGREEMENT FOR

ON-CAMPUS PROPERTY

— REIT to acquire a medical office building in Overland Park, Kansas —

(ORLANDO, Fla.) Oct. 3, 2017 — CNL Healthcare Properties II, a non-traded real estate investment trust (REIT) focused on seniors housing and healthcare properties, has signed a definitive agreement to purchase a two-story medical office building in Overland Park, Kansas, for approximately $14 million. This would be the first medical office investment for CNL Healthcare Properties II.

Subject to customary due diligence and other closing conditions, the planned acquisition is expected to close during the fourth quarter of 2017, but there can be no assurance that the transaction will close.

“The Overland Park medical office building is indicative of how we are approaching the early construction of our portfolio, with a strategically located building in a high-end submarket,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties II. “This stabilized asset with durable cash flows will be a strong addition for us, and we are thrilled to be in the position to acquire it.”

CNL Healthcare Properties II was selected to purchase the property over several other credible buyers, including public REITs, based on its ability to close and reputation with the broker and in the industry.

The Overland Park medical office building is a 38,496-square-foot, Class A facility. It was built in 2007 in Overland Park, an affluent suburb of Kansas City, on the campus of the 154-bed HCA Midwest Menorah Medical Center. The facility is 100 percent leased and anchored by an ambulatory surgical center that is operated as a joint venture between HCA and a physicians group. Located at the corner of major thoroughfares, the building maintains close proximity to other medical facilities, retail offerings and the campus of Sprint’s world headquarters.

Over the last 15 years, CNL Financial Group has been especially active in the seniors housing and healthcare sector. As of June 30, 2017, CNL-sponsored companies have invested in seniors housing and healthcare real estate investments valued at more than $10 billion collectively.

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About CNL Healthcare Properties II

CNL Healthcare Properties II intends to qualify as a real estate investment trust (REIT) for federal income tax purposes beginning with the year ending Dec. 31, 2017, or the first year in which it commences material operations. Based in Orlando Florida, CNL Healthcare Properties II intends to invest in the seniors housing, medical office, acute care and post-acute care sectors. For more information, visit cnlhealthcarepropertiesii.com.

About CNL Financial Group

CNL Financial Group (CNL) is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $34 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit cnl.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. These risks include that CNL Healthcare Properties II has no prior operating history and there is no assurance that it will be able to achieve its investment objectives; that the board of directors may amend or revise investment and other policies without stockholder consent; that it may have difficulty funding distributions with funds provided by cash flows from operating activities; and that market and business conditions may affect its success, including changes in general or local economic or market conditions and changing demographics. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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